Exhibit 10.116
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), APPLICABLE STATE SECURITIES LAWS, OR APPLICABLE LAWS OF ANY FOREIGN JURISDICTION. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, RENOUNCED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND IN THE ABSENCE OF COMPLIANCE WITH APPLICABLE LAWS OF ANY FOREIGN JURISDICTION, OR AN APPLICABLE EXEMPTION FROM SUCH REQUIREMENTS.
THIS NOTE IS SUBJECT TO THE TERMS OF AN INTERCREDITOR AGREEMENT (THE “INTERCREDITOR AGREEMENT”) DATED AS OF DECEMBER 23, 2008 BETWEEN HOLDER (DEFINED BELOW) AND WELLS FARGO BANK, NATIONAL ASSOCIATION (“SENIOR LENDER”), ACTING THROUGH ITS WELLS FARGO BUSINESS CREDIT OPERATING DIVISION, WHICH INTERCREDITOR AGREEMENT IS INCORPORATED HEREIN BY REFERENCE. NOTWITHSTANDING ANY STATEMENT TO THE CONTRARY IN THIS NOTE, (I) NO PAYMENT ON ACCOUNT OF PRINCIPAL, INTEREST, FEES OR OTHER AMOUNTS SHALL BECOME DUE OR BE PAID EXCEPT IN ACCORDANCE WITH THE TERMS OF THE INTERCREDITOR AGREEMENT, AND (II) ANY SECURITY INTEREST, LIEN, PLEDGE OR ENCUMBRANCE GRANTED TO HOLDER SHALL BE SUBORDINATE TO THE SECURITY INTEREST, LIEN, PLEDGE OR ENCUMBRANCE GRANTED TO SENIOR LENDER AND SHALL BE ENFORCEABLE ONLY IN ACCORDANCE WITH THE TERMS OF THE INTERCREDITOR AGREEMENT.

U.S. $19,000,000	New York, New York December 23, 2008
THE RUSS COMPANIES, INC.
Secured Promissory Note
FOR VALUE RECEIVED, the undersigned, THE RUSS COMPANIES, INC., a Delaware corporation (the “Company”), hereby promises to pay to Russ Berrie and Company, Inc., or registered assigns (in either case, the “Holder”), (i) the principal amount of U.S. $19,000,000, payable on December 23, 2013 (the “Maturity Date”), (ii) interest at a rate of 6% per year on the unpaid principal of this Note, compounded annually, payable on the Maturity Date, and (iii) in the case of (i) and (ii), interest at a rate of 7% per year on overdue principal and, to the extent legally enforceable, overdue interest. Interest shall be calculated on the basis of a 360 day year consisting of 12 30-day months. If the Company fails to pay any royalties pursuant to the License Agreement, dated December 23, 2008, between the Company and RB Trademark Holdco, LLC, a Delaware limited liability company, the rate of interest on this Note shall be increased to 7% per annum for so long as any such royalties remain unpaid.

The Holder is entitled to the benefits of a Guaranty, dated as of December 23, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”) with respect to the obligations under this Note executed by The Encore Group, Inc., Russ Berrie U.S. Gift, Inc., Russ Berrie and Company Investments, Inc., Russ Berrie and Company Properties, Inc., and Russplus, Inc. (each individually a “Guarantor” and collectively, the “Guarantors”) and such Guaranty shall be secured by liens on the assets of each of such Guarantors pursuant to security agreements entered into between each of such Guarantors and the Holder. The Company’s obligations under this Note are further secured pursuant the Security Agreement (as defined in clause XV below) as further set forth below.
All payments of principal and interest shall be made on the date(s) required pursuant to this Note in lawful money of the United States of America and shall be made by wire transfer of immediately available funds to an account designated by the Holder or at the principal office of the Holder or such other place as may be designated in writing by the Holder to the Company.
The Company may, without premium or penalty, at any time and from time to time, upon three business days prior written notice to the Holder, prepay all or any integral multiple of $1,000,000 of the outstanding principal balance due under this Note, provided that each such prepayment is accompanied by all accrued but unpaid interest on this Note calculated to the date of such prepayment.
On or before April 30 in each year, the Company shall prepay the Note in an amount equal to the excess, if any, of (x) the maximum amount available to be borrowed under the Credit and Security Agreement, dated as of December 23, 2008 (calculated in the manner set forth in the Intercreditor Agreement so long as such Intercreditor Agreement is in effect), among the Company and the other borrowers named therein and Senior Lender (as amended, restated, refinanced, supplemented or otherwise modified from time to time, any such indebtedness thereunder, the “Senior Indebtedness”) during April of that year over (y) $10,000,000; any such prepayment shall be applied first to the payment of accrued but unpaid interest on this Note and the balance, if any, to principal of this Note. Concurrently with any such prepayment, or on or before April 30 of each year in which there is no such prepayment, the Company shall deliver to the Holder a certificate of its chief financial officer setting forth the calculation of the amount, if any, to be prepaid in reasonable detail.

This Note has been duly authorized and issued pursuant to a Purchase Agreement, dated as of December 23, 2008 (as the same may be amended or otherwise modified from time to time, the “Purchase Agreement”), between the Holder and the Company.
For the purposes of this Note, the term “Subsidiary” shall mean any corporation or other entity of which securities or other interests having the power to elect a majority of that corporation’s or other entity’s board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other entity (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Company or one or more of its Subsidiaries.
I. Subordination. The Holder agrees that payments of all indebtedness hereunder shall to the extent and manner set forth in the Intercreditor Agreement be subordinate and junior in right of payment to the payment of the Senior Indebtedness of Senior Lender.
II. Effect of Subordination. Subject to the rights, if any, of the Senior Lender under this Section II to receive cash, securities or other properties otherwise payable or deliverable to the Holder of this Note as set forth in the Intercreditor Agreement, nothing contained in this Section II shall impair, as between the Company and the Holder, the obligation of the Company, subject to the terms and conditions hereof, to pay to the Holder the principal hereof and interest hereon as and when the same become due and payable, or shall prevent the Holder of this Note, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law.

III. Events of Default.
The entire unpaid principal amount of this Note, together with all accrued interest thereon, shall, at the option of the Holder exercised by written notice to the Company, or automatically and without any such notice in the case of (E) or (F) below forthwith become and be due and payable if any one or more of the following events of default (each, an “Event of Default”) shall have occurred (for any reason whatsoever and whether such happening shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and be continuing beyond the expiration of any applicable cure period:
A. if default shall be made in the due and punctual payment of the principal of, or any interest on, this Note when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise;
B. if default shall be made in the performance or observance of the provisions of this Note or of any provision of the Security Agreement, and if such default is solely with respect to delivery of financial information is not cured within twenty (20) days;
C. if any Guarantor defaults in the performance or observance of the covenants contained in the Guaranty or any security agreement entered into by any Guarantor to secure its obligations pursuant to the Guaranty; and, provided it is a non-monetary default, such default is not cured within ten (10) days;
D. if the Company or any Guarantor (i) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of that certain Amended and Restated Subordinated Promissory Note of even date made by The Encore Group, Inc. in the original principal amount of $500,000 payable to Eldridge C. Hanes (the “Hanes Note”), any Senior Indebtedness or other indebtedness for borrowed money in the outstanding principal amount that exceeds individually or in the aggregate $100,000, or (ii) fails to observe or perform any other agreement or condition relating to any such indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause the holder or holders or the beneficiary or beneficiaries of such indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries), with the giving of notice if required, such indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such indebtedness to be made, prior to its stated maturity, or cash collateral in respect thereof to be demanded;

E. if:
1. an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any Guarantor or their respective debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or for the whole or a substantial part of its assets,
2. the Company or any Guarantor shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Guarantor or for the whole or a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; or
3. any court of competent jurisdiction shall assume custody or control of the Company or any Guarantor or of the whole or any substantial part of its assets and such custody or control shall not be terminated or stayed within 60 days from the date of assumption of such custody or control;
F. if a court of competent jurisdiction shall enter an order, judgment or decree appointing a receiver of the Company or any Guarantor or of the whole or any substantial part of its assets, or approving a petition filed against it seeking reorganization or arrangement of the Company or any Guarantor under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State, district or territory thereof, without consent as contemplated by (E)(2) above;
G. if the Company or any Guarantor shall sell substantially all of its assets, the stockholders of the Company or such Guarantor owning collectively on the date of issuance hereof a majority of the Company’s or such Guarantor’s, as applicable capital stock shall sell to one or more third parties more than 50% of the Company’s or such Guarantor’s, as applicable, outstanding capital stock or the Company or such Guarantor shall consummate a merger or consolidation subsequent to which the stockholders of the Company or such Guarantor, as applicable, prior to such transaction do not own at least 50% of the equity interests of the surviving entity thereof, unless in any such case, concurrently therewith, the outstanding amount of principal, accrued but unpaid interest and any and all other amounts payable under this Note are repaid in full in cash;
H. upon the consummation of the Company’s or any Subsidiary’s or Guarantor’s initial public offering of its capital stock;
I. any Guarantor repudiates or purports to revoke the Guarantor’s Guaranty, or fails to perform any obligation under such Guaranty or any other Guarantor ceases to exist for any reason; or
J. the Security Agreement shall for any reason fail or cease to create a valid and perfected lien in favor of the Holder on any collateral purported to be covered thereby.

IV. Remedies. In case any one or more of the Events of Default specified above shall have occurred and be continuing, the Holder may proceed to protect and enforce its rights either by suit in equity and/or by action at law, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or the holder of this Note may proceed to enforce the payment of all sums due upon this Note or to enforce any other legal or equitable right of the holder of this Note (including exercising rights under the Guaranty or the Security Agreement). No remedy herein conferred upon the holder hereof is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.
V. Attorneys’ Fees. If the indebtedness represented by this Note or any part thereof is collected in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after default, the Company agrees to pay, in addition to the principal and interest payable hereunder, reasonable attorneys’ fees and costs incurred by the Holder.
VI. Notices. Any notice, other communication or payment required or permitted hereunder shall be in writing and shall be deemed to have been given upon delivery to the address provided pursuant to the Purchase Agreement.
VII. Financial Information. For so long as indebtedness under this Note is outstanding, the Holder shall have the right to receive such financial statements and financial information of and concerning the Company and the Subsidiaries as Holder may from time to time reasonably request. The Company shall deliver Holder copies of any financial information supplied to any holder of Senior Indebtedness at the time such information is provided to such other parties.
VIII. Restricted Payments. For so long as any indebtedness under this Note is outstanding, the Company shall not, and shall not permit any of its Subsidiaries to, declare, make or pay any dividends (in cash, property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of capital stock of the Company or any Subsidiary, except that wholly-owned Subsidiaries may declare, make or pay dividends to the Company or another wholly-owned Subsidiary of the Company.

IX. Limitation on Transactions with Affiliates. For so long as any indebtedness under this Note is outstanding, the Company shall not, and shall not permit any of its Subsidiaries to, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property, the rendering of any service, or a merger or consolidation), with any Affiliate (as defined in the Purchase Agreement) of the Company or any Subsidiary (an “Affiliate Transaction”) unless such Affiliate Transaction is in the ordinary course of the business of the Company and its Subsidiaries and is on fair and reasonable terms that are not less favorable to Company and its Subsidiaries than those that would be obtainable at the time in an arm’s-length transaction with a person who is not such an Affiliate. In the event that Company or any Subsidiary proposes to enter into any Affiliate Transaction and Holder does not believe such Affiliate Transaction is an arm’s-length transaction then Company shall be permitted to retain an industry expert acceptable to the Holder (at Company’s sole expense), and if such expert concludes in writing that such Affiliated Transaction is an arms-length transaction then Company may proceed with such transaction without Holder’s further consent.
X. Limitations on Compensation. Until such time as the Retained IP (as defined in the Purchase Agreement) is purchased by Company and paid for in full, (X) the total individual cash compensation (directly or indirectly), and any reimbursements or benefits thereunder, of Richard Snow or Eldridge C. Hanes as set forth in each of their respective employment agreements in effect on the date hereof (which may not be amended or modified without the prior consent of Holder) shall not be increased without the prior written consent of the Holder. For purposes of this Section X, total compensation includes all forms of compensation, including, but not limited to, base salary, commissions, bonuses, incentive compensation, non-customary relocation or other expenses, and/or fees for service in affiliated or related companies (other than with respect to the Affiliate Transactions listed on Schedule 4.19 of the Purchase Agreement). In the event that Company requests an increase above the any amount permitted by this Section 10 and the Holder rejects any such request, Company shall be permitted to retain a compensation consultant acceptable to the Holder (at Company’s sole expense), and such consultant’s final conclusion shall be binding on Company and Holder; provided, that consultant shall not have the ability to decrease any such salary below the amounts set forth in the respective employment agreements of Richard Snow and Eldridge C. Hanes.
XI. Hanes Note. Company shall not permit the principal amount of the Hanes Note to be increased without the prior written consent of Holder.

XII. Assignment. The Holder may assign, transfer, pledge or grant a security interest in its rights in whole or in part under this Note to any person with the prior written consent of the Company, which shall not be unreasonably withheld or delayed (it would not be unreasonable for the Company to withhold its consent to a transfer of this Note to a direct competitor of the Company’s gift business). In order to facilitate such an assignment of this Note, the Holder may request that the Note be reissued in different denominations to its transferee(s) and in connection with any such request, shall surrender this Note to the Company for reissuance or cancellation, as applicable. The Company shall, at its expense, promptly execute and deliver one or more new Notes of like tenor payable to the order of the Holder’s transferee(s). This Note may not be assigned by the Company without the prior written consent of the Holder.
XIII. Financial and Business Information.
A. For so long as any obligations under this Note remain outstanding, the Company will deliver to the Holder, as soon as practicable after the end of each of the first three fiscal quarters of the Company, and in any event within 30 days thereafter, one copy of an unaudited consolidated balance sheet of the Company and its Subsidiaries as at the close of such quarter, and the related unaudited consolidated statements of income and changes in financial position of the Company for such quarter and, in the case of the second and third quarters, for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year. Such financial statements shall be prepared by the Company in accordance with GAAP and accompanied by the certification of the Company’s chief executive officer or chief financial officer that such financial statements are complete and correct and present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its Subsidiaries as at the end of such quarter and for such year-to-date period, as the case may be.
B. For so long as any obligations under this Note remain outstanding, the Company will deliver to the Holder as soon as practicable after the end of each fiscal year of the Company, and in any event within 90 days thereafter, one copy of:
(i) an audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and
(ii) audited consolidated statements of income, retained earnings and changes in financial position of the Company and its Subsidiaries for such year;
setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year; all prepared in accordance with GAAP, and which audited financial statements shall be accompanied by an opinion thereon of the independent certified public accountants regularly retained by the Company, or any other firm of independent certified public accountants of recognized national standing selected by the Company.
C. Promptly after learning of any default in connection with the Senior Indebtedness or the Hanes Note, the Company shall provide written notice of such default to the Holder (including an explanation of the default and the circumstances surrounding such default), together with such other information as the Holder shall request.

XIV. Set-off. This Note is subject to set-off in accordance with the provisions of Section 11.11 of the Purchase Agreement.
XV. Waivers; Governing Law; Jurisdiction. The Company hereby waives presentment, demand for performance, notice of non-performance, protest, notice of protest and notice of dishonor. No delay on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or any other right. This Note is being delivered in and shall be construed in accordance with the laws of the State of New York, without regard to the conflicts of laws provisions thereof. Any action or proceeding arising out of or relating to this Note may be brought in the courts of the State of New York, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, and the Company irrevocably submits to the jurisdiction of each such court in any such action or proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the action or proceeding shall be heard and determined only in any such court and agrees not to bring any action or proceeding arising out of or relating to this Note in any other court. Process in any action or proceeding referred to in the first sentence of this Section may be served on any party anywhere in the world.

XVI. Amendment. Any term of this Note may be amended only with the written consent of the Company and the Holder. Any such amendment shall be binding upon each future holder of this Note, and the Company.
XVII. Security for Obligations. The obligations of the Company pursuant to this Note are secured by a Security Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”). Reference is hereby made to the Security Agreement for a description of the assets in which a security interest has been granted, the nature and extent of the security, the obligations secured by the Security Agreement, the entities granting a lien and security interest on their assets, the terms and conditions upon which the security interest was granted and the rights of the Holder in respect thereof.

THE RUSS COMPANIES, INC.
By:	/s/ Richard Snow
	Name:	Richard Snow
	Title:	President

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